QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.5(m)

AMENDMENT NO. 4 TO LIQUIDITY AGREEMENT
AND
ANNEX

        This AMENDMENT NO. 4, dated as of December 20, 2002 (this "Amendment"), to the Liquidity Agreement (as hereinafter defined) and Annex (as hereinafter defined) is made by and among (i) Jefferson Smurfit Finance Corporation ("Finco"), (ii) Société Générale as Facility Agent (the "Facility Agent"), as Collateral Agent (the "Collateral Agent") and as the bank under the Liquidity Agreement (the "Bank") and (iii) Jefferson Smurfit Corporation (U.S.), as Seller and as Servicer ("JSC") under the Receivables Purchase and Sale Agreement (as hereinafter defined).

W I T N E S S E T H:

        WHEREAS, Finco, the Bank, the Facility Agent (as successor facility agent to Deutsche Bank Trust Company Americas) and the Collateral Agent (as successor collateral agent to Deutsche Bank Trust Company Americas) are party to that certain Liquidity Agreement, dated as of February 23, 1995, as amended by the First Omnibus Amendment, dated as of March 31, 1996, the Amendment No. 2 to Liquidity Agreement and Extension Request, dated as of August 19, 1997 and the Amendment No. 3 Extension Request and Waiver, dated as of March 9, 2001 (as so amended, the "Liquidity Agreement");

        WHEREAS, Finco, as Purchaser and JSC, as Seller and Servicer are party to that certain Receivables Purchase and Sale Agreement dated as of February 23, 1995, as amended by the First Omnibus Amendment, dated as of March 31, 1996 and the Amendment No. 2 to Receivables Purchase and Sale Agreement, dated as of August 19, 1997 (as so amended the "PSA Agreement");

        WHEREAS, the definitions referred to in the Liquidity Agreement and the PSA Agreement are set forth in Annex I (the "Annex");

        WHEREAS, Finco, the Bank, the Facility Agent, the Collateral Agent and JSC desire to amend the Liquidity Agreement and Annex on the terms and conditions set forth below;

        WHEREAS, the Liquidity Agreement currently provides that Finco shall direct the Collateral Agent to pay to the Facility Agent, for the benefit of the Bank, a Facility Fee for the period from and including the Effective Date until the Termination Date, equal to .200% per annum times the Facility Amount;

        WHEREAS, Finco has requested approval and consent from the Bank to amend the Liquidity Agreement to provide that the Facility Fee will be increased to an amount equal to .400% per annum times the Facility Amount from the Amendment Effective Date (as defined herein) until the Collection Date; and

        WHEREAS, Finco has agreed to pay the Facility Agent an arrangement fee in an amount equal to $625,000 (the "Arrangement Fee");

        NOW THEREFORE, in consideration of the premises and the terms and covenants contained herein, the receipt and sufficiency of which consideration is hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Liquidity Agreement.

        2.    Amendments to Liquidity Agreement.

        (a)  The parties hereto agree to amend Section 2.06(c) of the Liquidity Agreement in its entirety as follows:

          "(c) Not less than sixty days prior to the eighth anniversary of the Effective Date, and (if and when applicable) not less than sixty days prior to any successive anniversary of the Effective Date, Finco may notify the Facility Agent and the Bank in writing of its request (each such request, an "Extension Request") to extend the then effective Scheduled Commitment Termination Date by an additional 364 days from the then effective Scheduled Commitment Termination Date and the Bank shall notify Finco and the Facility Agent in writing whether it agrees to such extension not later than thirty days prior to the eighth anniversary of the Effective Date, and (if and when applicable) not less than thirty days prior to any successive anniversary of the Effective Date. On the date of the extension, Finco shall pay to the Facility Agent on behalf of the Bank a renewal fee equal to $75,000. Notwithstanding anything to the contrary in this Section 2.06, in the event the Bank does not agree to the requested extension or in the event the Bank fails to respond timely to an Extension Request, on such date the Bank, at the request of Finco, shall make a Series A Liquidity Loan and a Series B Liquidity Loan which in the aggregate are equal to or are less than the Commitments less the sum of the Aggregate Loan Amount and all interest accrued and to accrue thereon and such Series A Loan and Series B Loan shall accrue interest for the immediately succeeding two Business Days after Bank's refusal to extend or failure to timely respond to such Extension Request at a rate per annum equal to the Federal Funds Rate and thereafter of a rate per annum equal to the Eurodollar Rate. In addition, notwithstanding certain rights of the Bank and the Facility Agent pursuant to Section 3.01, if the Bank does not agree to the requested extension, the Bank and the Facility Agent agree to waive their right under Section 3.01 to instruct Finco and the Depositary to not issue or deliver Series A Commercial Paper or Series B Commercial Paper, due to the termination of the Series A Commitment and Series B Commitments. Such Liquidity Loans shall be made by wire transfer to the Facility Agent in accordance with the terms of Section 2.04 and shall be applied by the Collateral Agent or if applicable, by the Depositary at the direction of the Collateral Agent, in its entirety in accordance with Section 9.07."

        (b)  The parties hereto agree to amend the first sentence of Section 4.01(a) of the Liquidity Agreement in its entirety as follows:

          "4.01    Interest.    (a) Subject to the provisions of Section 4.01(d), interest shall accrue on the outstanding amount of all Liquidity Loans comprising part of a Base Rate Borrowing at a rate per annum equal to the Alternate Base Rate; provided, in the event the Bank does not agree to the requested extension pursuant to Section 2.06(c), the applicable Alternate Base Rate thereafter shall be equal to a rate of interest equal to the Federal Funds Rate."

        (c)  The parties hereto agree to amend the first sentence of Section 4.01(b) of the Liquidity Agreement in its entirety as follows:

          "(b) Subject to the provisions of Section 4.01(d), interest shall accrue on the outstanding amount of Eurodollar Loans at a rate per annum equal to the Eurodollar Rate for the Interest Period relating to such Eurodollar Loans plus three eighths of one percent (0.375%) with respect to Revolving Advances and one and one-eighths of one percent (1.125%) with respect to Refunding Advances; provided, in the event the Bank does not agree to the requested extension pursuant to Section 2.06(c), the applicable rate for Eurodollar Loans thereafter shall be a rate per annum equal to the Eurodollar Rate for the Interest Period relating to such Eurodollar Loans."

        (d)  The parties hereto agree to amend Section 4.02 of the Liquidity Agreement as follows:

          "4.02    Fees.    Pursuant to Section 9.07 or Section 9.08, Finco shall direct the Collateral Agent to pay to the Facility Agent, for the benefit of the Bank, a facility fee (the "Facility Fee") for the period from and including the Amendment Effective Date until the Collection Date, equal to 0.400% (the "Facility Fee Rate") times the Facility Amount, computed on the basis of the actual number of days elapsed (including the first but excluding the day of payment) over a year of 365 or 366 days. The Facility Fee shall be payable monthly in arrears on each Settlement Date with respect to the prior Collection Period and shall be forwarded by the Facility Agent to the Bank."

        (e)  The parties hereto agree to amend the second sentence of Section 9.03(a) of the Liquidity Agreement in its entirety as follows:

          "Each Lock-Box Bank shall be instructed by Finco to remit, on a daily basis, via overnight or same day transfer, all amounts deposited in its Lock-Box Accounts to a segregated trust account maintained with, or on behalf of, and under the exclusive control of the Collateral Agent (in the corporate trust department thereof or in the corporate trust department of a financial institution acting on behalf of the Collateral Agent), which shall be an Eligible Account, for the benefit of the Bank and the holders of the Commercial Paper (the "Collection Account") in accordance with the terms of a Lock-Box Agreement."

        (f)    The parties hereto agree to amend the first sentence of Section 9.03(f) of the Liquidity Agreement in its entirety as follows:

          "(f)  In addition to the foregoing, the Collateral Agent shall establish a segregated trust account maintained with, or on behalf of, and under the exclusive control of the Collateral Agent (in the corporate trust department thereof or in the corporate trust department of a financial institution acting on behalf of the Collateral Agent), which account shall be an Eligible Account, for the benefit of the Series A Bank and the holders of the Series A Commercial Paper to be designated as the Series A Proceeds Account (the "Series A Proceeds Account")."

        (g)  The parties hereto agree to amend the first sentence of Section 9.03(g) of the Liquidity Agreement in its entirety as follows:

          "(g) In addition to the foregoing, the Collateral Agent shall establish a segregated trust account maintained with, or on behalf of, and under the exclusive control of the Collateral Agent (in the corporate trust department thereof or in the corporate trust department of a financial institution acting on behalf of the Collateral Agent), which account shall be an Eligible Account, for the benefit of the Series B Bank and the holders of the Series B Commercial Paper to be designated as the Series B Proceeds Account (the "Series B Proceeds Account")."

        (h)  The parties hereto agree to amend Section 9.07(g) of the Liquidity Agreement to add the following sentence as the second sentence of such Section:

          "At the direction of the Collateral Agent and pursuant to this Section 9.07(g), the Depositary shall apply such Available Cash to repay maturing Series A Commercial Paper and Series B Commercial Paper."

        (i)    The parties hereto agree to amend the last sentence of Section 11.08(b) of the Liquidity Agreement in its entirety as follows:

          "In addition, any successor Collateral Agent must be authorized under United States law to maintain and operate the Collection Account or, must have the ability to enter into agreements with other financial institutions in which such financial institutions maintain and operate the Collection Account on behalf of the Collateral Agent."

        (j)    The parties hereto agree to amend Section 12.03(c)(i) of the Liquidity Agreement in its entirety as follows:

          "(i) the Series A Bank may assign all of its Series A Commitment (including any Series A Loan) to a Series A Eligible Assignee, which assignee shall also be or become a Series B Bank hereunder; provided that (A) Finco agrees to cease issuing Series A Commercial Paper; (provided the Series A Bank and the Series A Eligible Assignee may agree to waive such condition in this subsection (A)), (B) to the extent the Series A Commitment at such time exceeds the sum of (x) the Aggregate Series A Loan Amount and (y) the Series A CP

  Amount (such excess amount on any date of determination, the "Conversion Amount"), the Series A Commitment of the Series A Eligible Assignee shall be immediately reduced, without any further action hereunder; by the Conversion Amount and the Series B Commitment of the Series A Eligible Assignee shall be concurrently increased, without any further action hereunder, by the Conversion Amount, it being understood that the calculation of Pro Rata Share shall be adjusted accordingly, and (C) on each Business Day after such assignment (and after giving effect to the immediately preceding clause (B)), the Series A Commitment of the Series A Eligible Assignee shall be immediately reduced, without any further action hereunder, by the Conversion Amount and the Series B Commitment of the Series A Eligible Assignee shall be concurrently increased, without any further action hereunder, by the Conversion Amount, it being understood that the calculation of Pro Rata Share shall be adjusted accordingly; and"

        (k)  The parties hereto agree to replace Exhibit 2.03 and Exhibit 2.05 to the Liquidity Agreement in their entirety with Exhibit 2.03 and Exhibit 2.05, which are hereto attached to this Amendment.

        3.    Amendments to Annex.

        (a)  The parties agree to add the definition of "Amendment Effective Date" in the Annex as follows:

          "Amendment Effective Date" shall mean December 20, 2002."

        (b)  The parties agree to replace the definition of "Commitment Termination Date" in the Annex in its entirety as follows:

          "Commitment Termination Date" shall mean:

          (i)    with respect to a Bank's obligation to make Revolving Advances under the Liquidity Agreement, the earlier of: (w) the Termination Date; (x) the Scheduled Commitment Termination Date; or (y) the date designated by JSC to Finco and to the Facility Agent by not less than thirty (30) days prior written notice; provided, however, the obligation of a Dissenting Bank to make Revolving Advances shall terminate upon the termination of such Bank's Commitment in accordance with Section 2.06(c) of the Liquidity Agreement; and

          (ii)  with respect to a Bank's obligation to make Refunding Advances, the Business Day following the earlier of: (w) the Termination Date; (x) the Scheduled Commitment Termination Date; or (y) the date designated by JSC to Finco and to the Facility Agent by not less than thirty (30) days prior written notice on which the aggregate outstanding amount of the Commercial Paper is reduced to zero; provided, however, the obligation of a Dissenting Bank to make Refunding Advances shall terminate upon the termination of such Bank's Commitment in accordance with Section 2.06(c) of the Liquidity Agreement.

        (c)  The parties agree to replace the definition of "Facility Amount" in the Annex in its entirety as follows:

          "Facility Amount" shall mean the sum of the Series A Facility Amount and the Series B Facility Amount; which sum shall equal $255,000,000 as of the Amendment Effective Date; provided, however, that such amount may be increased or decreased pursuant to Section 2.06 and 2.08 of the Liquidity Agreement.

        (d)  The parties agree to replace (i) and (ii) of the definition of "Liquidation Period" in the Annex in its entirety as follows:

          "(i)  December 20, 2004;

          (ii)  the date designated by JSC to Finco and to the Facility Agent by not less than thirty (30) days prior written notice as the date on which the Seller wishes to cease the sales of Receivables to Finco;"

        (e)  (i)    The parties agree to replace the definition of "Scheduled Liquidation Commencement Date" in the Annex in its entirety with the following definition of Scheduled Commitment Termination Date:

        "Scheduled Commitment Termination Date" shall mean the earlier of (i) December 19, 2003, as such date may be extended pursuant to Section 2.06 of the Liquidity Agreement and (ii) the date the Commitments are reduced to zero in accordance with Section 2.06(b) of the Liquidity Agreement.

                  (ii)    All references in the Liquidity Agreement and the Annex to "Scheduled Liquidation Commencement Date" shall be deemed to refer to the definition of "Scheduled Commitment Termination Date."

        4.    Representations and Warranties of Finco.    In order to induce the Facility Agent, the Collateral Agent, JSC and the Bank to enter into this Amendment and to amend the Liquidity Agreement and the Annex in the manner provided herein, Finco represents and warrants to the Facility Agent, the Collateral Agent, JSC and the Bank that (i) all of the representations and warranties contained in the Liquidity Agreement are true and correct in all respects as of the date hereof except to the extent such representations and warranties specify that they relate only to an earlier date, in which case they are true as of such date, (ii) no Liquidation Event or Unmatured Liquidation Event exists, (iii) Finco has all requisite corporate power and authority to enter into this Amendment and the Liquidity Agreement, including the Annex, as amended hereby and to perform its obligations thereunder, (iv) the execution, delivery and performance of this Amendment and the Liquidity Agreement, including the Annex, as amended hereby have been duly and effectively authorized by all necessary corporate action on the part of Finco, (v) the execution, delivery and performance of this Amendment and the Liquidity Agreement, including the Annex, as amended hereby will not violate any charter, by-law or contract provision, or any license, franchise or permit, law, statute, regulation order or decree applicable to Finco, (vi) the execution, delivery and performance of this Amendment and the Liquidity Agreement, including the Annex, as amended hereby will not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of the Obligations of Finco or result or require the creation of or imposition of any lien upon any of the properties or assets of Finco (other than liens created pursuant to the Liquidity Agreement), (vii) no order, decree or judgment of or in any court of competent jurisdiction makes the execution, delivery or performance of this Amendment or the Liquidity Agreement, including the Annex, as amended hereby illegal and no action, suit, or proceeding shall be pending or threatened or any investigation by any governmental or regulatory authority shall have been commenced which could result in any such order, decree or judgment, and (viii) no authorization, consent, or approval of, or filing with, any public body or authority of the United States or any State thereof which has not already been made or obtained is required for the execution, delivery or performance of this Amendment or the Liquidity Agreement, including the Annex, as amended hereby and no authorization, consent or approval of any third party, which has not been obtained, is required with respect thereto.

        5.    Acknowledgement by Parties.    The parties hereto acknowledge and agree that notwithstanding the reference to the defined terms "Term Bank", "Term Loan", "Term Loan Agreement", "Term Loan Amount", "Term Loan Commitment", "Term Loan Percentage", "Term Note", "Term-Only Liquidation Period" and "Term-Only Liquidation Period Notice" in the Liquidity Agreement, Annex and other Facility Documents, such terms shall have no effect or meaning. The parties hereto acknowledge that, prior to the date hereof, the Term Loan Agreement has been terminated, all Term Loans have been paid in full and there are no outstanding Term Loan Commitments and there is no Term Bank in existence.

        6.    Additional Deliveries for Effectiveness.    This Amendment shall become effective upon:

        (a)  the execution and delivery of this Amendment by Finco, the Facility Agent, the Collateral Agent, the Bank and JSC;

        (b)  the execution and delivery of Finco of the Series A Liquidity Note and the Series B Liquidity Note for the benefit of the Bank;

        (c)  the receipt by the Facility Agent of the fully executed Assignment Agreement, related to the assignment of the Series A Commitment and the Series A Liquidity Loans, between Société Générale and Deutsche Bank Trust Company Americas;

        (d)  the receipt by the Facility Agent of the fully executed Assignment Agreement, related to the assignment of the Series B Commitment and the Series B Liquidity Loans, among Société Générale and the financial institutions party to the Liquidity Agreement prior to the effectiveness of this Amendment;

        (e)  the execution and delivery of the Assignment and Appointment of Agency Agreement among Finco, the Facility Agent, the Collateral Agent and Deutsche Bank Trust Company Americas;

        (f)    certified copies of the certificates or articles of incorporation, bylaws, or other organizational documents of Finco and JSC, together with good standing certificates or their equivalents from the respective states of organization and from the respective states in which the respective chief executive offices are located;

        (g)  a copy of the resolutions duly adopted by the Board of Directors of Finco and JSC, certified by the Secretary or Assistant Secretary of Finco and JSC, respectively, authorizing the matters contemplated hereby and execution of this Amendment;

        (h)  incumbency certificates of the officers of Finco and JSC executing this Amendment;

        (i)    copies of UCC lien search reports with respect to Finco and JSC, dated a date reasonably close to the date hereof;

        (j)    amendments and in lieu of UCC Financing Statements filed with the Secretary of State of Delaware to assign the security interest from Deutsche Bank Trust Company Americas to Société Générale, as Collateral Agent;

        (k)  the execution and delivery of the Collection Account Agreement between Deutsche Bank Trust Company Americas and Société Générale related to the Collection Account;

        (l)    notice from Société Générale and Deutsche Bank Trust Company Americas and an executed acknowledgement from Bank of America, as Lock-Box Bank related to the change in Collateral Agent;

        (m)  opinions of counsel reasonably requested by the Facility Agent;

        (n)  the receipt by the Facility Agent of the Arrangement Fee from Finco;

        (o)  written confirmation from each Rating Agency that the Amendment will not result in a lowering or withdrawal of the rating of the Series A Commercial Paper, the Series B Commercial Paper or the Liquidity Loans; and

        (p)  such other documents, in each case in form and substance reasonably satisfactory to the Facility Agent, as the Facility Agent may reasonably request.

        JSC further agrees that it will use its best efforts to deliver to the Facility Agent on or before January 31, 2003, an amended Lock-Box Agreement.

        7.    Effect of Amendment.    Execution of this Amendment by the Facility Agent, the Collateral Agent, the Bank and JSC shall not operate as a waiver of (i) any other right, power or remedy of the Facility Agent, the Collateral Agent, the Bank or JSC under the Liquidity Agreement, or (ii) any Liquidation Event under the Liquidity Agreement, or (iii) any default of Finco under the Liquidity Agreement.

        8.    Fees, Costs and Expenses.    The provisions of Section 12.07 of the Liquidity Agreement are hereby incorporated by reference as if fully set forth herein and made applicable to this Amendment.

        9.    Execution in Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        10.    Headings.    Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

        11.    Reaffirmation of Liquidity Agreement.    The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Liquidity Agreement other than as expressly set forth herein and further agree and acknowledge that the Liquidity Agreement remains and continues in full force and effect and is hereby ratified and reaffirmed in all respects. No delay on the part of the Facility Agent, the Collateral Agent, the Bank or JSC in exercising any of their respective rights, remedies, powers and privileges under the Liquidity Agreement or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with the Liquidity Agreement.

        12.    Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF NEW YORK).

[Balance of page intentionally left blank. Signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written by their duly authorized representatives.

JEFFERSON SMURFIT FINANCE CORPORATION
By:	/s/ RICHARD P. MARRA
Name:	Richard P. Marra
Title:	Assistant Treasurer
JEFFERSON SMURFIT CORPORATION (U.S.), as the Seller and as the Servicer
By:	/s/ RICHARD P. MARRA
Name:	Richard P. Marra
Title:	Assistant Treasurer
SOCIETE GENERALE, individually, as the Series A Bank, the Series B Bank and as the Facility Agent
By:	/s/ MARTIN J. FINAN
Name:	Martin J. Finan
Title:	Managing Director
By:	/s/ C. STEVEN COFFMAN
Name:	C. Steven Coffman
Title:	Vice President
SOCIETE GENERALE, as the Collateral Agent
By:	/s/ MARTIN J. FINAN
Name:	/s/ Martin J. Finan
Title:	Managing Director
By:	/s/ C. STEVEN COFFMAN
Name:	C. Steven Coffman
Title:	Vice President

Exhibit 2.03

FORM OF
NOTICE OF BORROWING1

Société Générale,
    as Facility Agent
181 West Madison Street
Chicago, Illinois 60602

Attention:
Telecopy:
, 20__

Dear Sir or Madam:

        Reference is made to that certain Liquidity Agreement, dated as of February 23, 1995, as amended by the First Omnibus Amendment, dated as of March 31, 1996, the Amendment No. 2 to Liquidity Agreement and Extension Request, dated as of August 19, 1997, the Amendment No. 3 Extension Request and Waiver, dated as of March 9, 2001 and the Amendment No. 4 to Liquidity Agreement and Annex, dated as of December 20, 2002 (as further amended, supplemented or otherwise modified from time to time, the "Liquidity Agreement"), by and among Jefferson Smurfit Finance Corporation (hereinafter "Finco"), the undersigned financial institutions, including Société Générale, in their capacity as banks (collectively, the "Banks" and each individually, a "Bank"), Société Générale, as the Collateral Agent and Société Générale, as Facility Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Liquidity Agreement. The undersigned hereby gives notice pursuant to Section 2.03 of the Liquidity Agreement of its request for the Series [A] [B] Bank(s) to make a Liquidity Loan as follows:

1.	Amount to be Borrowed[2]	$
2.	Borrowing Date[3]
3.	Type of Borrowing[4]

1
Such irrevocable notice shall be given to the Facility Agent not later than 11:15 A.M., New York City time, on the Business Day of the requested borrowing date, which shall be a Business Day, with respect to a Base Rate Loan and not later than 12:00 noon, New York City time, three Business Days prior to the requested borrowing date, which shall be a Business Day, with respect to a Eurodollar Loan.

2
The Liquidity Loans comprising each borrowing shall be in an aggregate amount that is equal to $1,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that, notwithstanding the foregoing numerical requirements, Finco may make certain requests pursuant to Section 2.02(a) of the Liquidity Agreement for Borrowings of lesser amounts.

3
The date of such Borrowing shall be a Business Day.

	a.	If Borrowing is to be Eurodollar Borrowing indicate Interest Period[5]
4.	Series of Borrowing[6]
5.	Type of Loan[7]

        The undersigned represents and warrants that the Borrowing requested hereby complies with the requirements of Section 2.03, Section 5.02 and Section 5.03 of the Liquidity Agreement.

JEFFERSON SMURFIT FINANCE CORPORATION
By	Name: Title:

4
Specify whether Borrowing is to be Eurodollar Borrowing or a Base Rate Borrowing. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing.

5
If no Interest Period with respect to any Eurodollar Borrowing is specified, then Finco shall be deemed to have selected an Interest Period of one month's duration.

6
Specify whether such Borrowing is to be comprised of Series A Liquidity Loans or Series B Liquidity Loans (it being understood that a separate Notice of Borrowing must be submitted for each series of Liquidity Loans that comprise a Borrowing).

7
Specify whether such Borrowing is to be a Revolving Loan or a Refunding Loan (it being understood that a separate Notice of Borrowing may be submitted for each type of Loan.)

Exhibit 2.05(b)

NOTICE OF CONVERSION OR CONTINUATION1

Société Générale,
    as Facility Agent
181 West Madison Street
Chicago, Illinois 60602

Attention:
Telecopy:
, 20__

Dear Sir or Madam:

        Reference is made to that certain Liquidity Agreement, dated as of February 23, 1995 as amended by the First Omnibus Amendment, dated as of March 31, 1996, the Amendment No. 2 to Liquidity Agreement and Extension Request, dated as of August 19, 1997, the Amendment No. 3 Extension Request and Waiver, dated as of March 9, 2001 and the Amendment No. 4 to Liquidity Agreement and Annex, dated as of December 20, 2002 (as further amended, supplemented or otherwise modified from time to time, the "Liquidity Agreement"), by and among Jefferson Smurfit Finance Corporation (hereinafter "Finco"), the undersigned financial institutions, including Société Générale, in their capacity as banks (collectively, the "Banks" and each individually, a "Bank"), Société Générale, as the Collateral Agent and Société Générale, as the Facility Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Liquidity Agreement. The undersigned hereby gives notice pursuant to Section 2.05(b) of the Liquidity Agreement of its request for Conversion or continuation as follows:

1.	Identity of the Borrowing to be converted or continued[2]
2.	Amount of the Borrowing to be converted or continued[3]	$

1
Such irrevocable notice shall be given to the Facility Agent not later than 12:00 noon, New York City time, on the Business Day prior to the requested Conversion/Continuation Date, which shall be a Business Day, with respect to a conversion to a Base Rate Borrowing and not later than 12:00 noon, New York City time, three Business Days before such proposed Conversion/Continuation Date, which shall be a Business Day, with respect to a conversion to or continuation of a Eurodollar Borrowing.

2
Specify whether the Borrowing requested to be converted or continued is a Eurodollar Borrowing or a Base Rate Borrowing.

3.	Nature of the Conversion of Continuation[4]
	a.	If Borrowing is converted or continued as a Eurodollar Borrowing indicate Interest Period[5]:
4.	Conversion/Continuation Date (which is a Business Day)
5.	Series of Borrowings[6]
6.	Type of Loan[7]

        The undersigned represents and warrants that the Conversion/Continuation requested hereby complies with the requirements of Section 2.05 of the Liquidity Agreement.

JEFFERSON SMURFIT FINANCE CORPORATION
By	Name: Title:

3
If less than all the outstanding amount of any Borrowing shall be converted or continued, the aggregate amount of such Borrowing converted or continued shall be in an integral multiple of $100,000 and shall not be less than $1,000,000.

4
Specify whether such Borrowing is to be exerted or continued as a Eurodollar Borrowing or a Base Rate Borrowing.

5
If no Interest Period with respect to any conversion to or continuation as a Eurodollar Borrowing, then Finco shall be deemed to have selected as Interest Period of one month's duration.

6
Specify whether such Borrowing represents Series A Liquidity Loans of Series B Liquidity Loans.

7
Specify whether such Borrowing is a Revolving Loan or a Refunding Loan.

QuickLinks

  Exhibit 10.5(m)